Exhibit 5.1

April 27, 2020

Constellation Brands, Inc.

207 High Point Drive, Building 100

Victor, New York 14564

Re:	Registration Statement on Form S-3 filed on April 21, 2020

Ladies and Gentlemen:

We have acted as special counsel to Constellation Brands, Inc., a Delaware corporation (the “Company”), in connection with the Company’s Registration Statement on Form S-3 (File No. 333-237773) (the “Registration Statement”) filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), for the registration of the offer and sale from time to time of the securities referred to therein, and the Prospectus Supplement dated April 23, 2020 to the Prospectus dated April 21, 2020 (together, the “Prospectus”), relating to the offer and sale by the Company of $600,000,000 aggregate principal amount of the Company’s 2.875% Senior Notes due 2030 and $600,000,000 aggregate principal amount of the Company’s 3.750% Senior Notes due 2050 (collectively, the “Notes”). The Notes will be issued under an Indenture dated as of April 17, 2012 (the “Base Indenture”) as supplemented by Supplemental Indenture No. 1, dated as of April 17, 2012, Supplemental Indenture No. 2, dated as of August 14, 2012, Supplemental Indenture No. 3, dated as of May 14, 2013, Supplemental Indenture No. 4, dated as of May 14, 2013, Supplemental Indenture No. 5, dated as of June 7, 2013, Supplemental Indenture No. 6, dated as of May 28, 2014, Supplemental Indenture No. 7, dated as of November 3, 2014, Supplemental Indenture No. 8, dated as of November 3, 2014, Supplemental Indenture No. 9, dated as of December 4, 2015, Supplemental Indenture No. 10, dated as of January 15, 2016, Supplemental Indenture No. 11, dated as of December 6, 2016, Supplemental Indenture No. 12, dated as of May 9, 2017, Supplemental Indenture No. 13, dated as of May 9, 2017, Supplemental Indenture No. 14, dated as of May 9, 2017, Supplemental Indenture No. 15, dated as of November 7, 2017, Supplemental Indenture No. 16, dated as of November 7, 2017, Supplemental Indenture No. 17, dated as of November 7, 2017, Supplemental Indenture No. 18, dated as of February 7, 2018, Supplemental Indenture No. 19, dated as of February 7, 2018, Supplemental Indenture No. 20, dated as of February 7, 2018, Supplemental Indenture No. 21, dated as of October 29, 2018, Supplemental Indenture No. 22, dated as of October 29, 2018, Supplemental Indenture No. 23, dated as of October 29, 2018, Supplemental Indenture No. 24, dated as of October 29, 2018, Supplemental Indenture No. 25 dated as of July 29, 2019, Supplemental Indenture No. 26 dated as of April 27, 2020 and Supplemental Indenture No. 27 dated as of April 27, 2020 (collectively together with the Base Indenture, the “Indenture”) among the Company and Manufacturers and Traders Trust Company, as trustee (the “Trustee”), and to be sold pursuant to an Underwriting Agreement, dated April 23, 2020 (the “Underwriting Agreement”), among the Company and BofA Securities, Inc., Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC, as representatives of the several underwriters listed on Schedule II thereto.

We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion. In addition, as to certain factual matters relevant to the opinions expressed below, we have relied upon representations, statements, covenants and certificates of officers of the Company.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, and the authenticity of the originals of such latter documents. We also have assumed the Indenture is the valid and legally binding obligation of the Trustee and that the Trustee is qualified under the Trust Indenture Act of 1939, as amended. In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all their obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof.

Based upon the foregoing and subject to the qualifications and provisions set forth herein, we are of the opinion as of this date that the Notes have been duly authorized by the Company and when duly authenticated by the Trustee and executed, issued and delivered by the Company against payment therefor in accordance with the terms of the Underwriting Agreement and the Indenture, the Notes will be valid and legally binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms.

Our opinion is subject to: (i) the effects of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights or remedies of creditors; (ii) the effects of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith, fair dealing, and the discretion of the court before which a proceeding is brought; (iii) the invalidity under certain circumstances under law or court decisions of provisions for the indemnification or exculpation of, or contribution to, a party with respect to a liability where such indemnification, exculpation or contribution is contrary to public policy; and (iv) we express no opinion with respect to (a) consents to, or restrictions upon, governing law, jurisdiction, venue, service of process, arbitration, remedies, or judicial relief; (b) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law or other procedural rights; (c) waivers of rights or defenses contained in the Indenture; (d) waivers of broadly or vaguely stated rights; (e) covenants not to compete; (f) provisions for exclusivity, election or cumulation of rights or remedies; (g) provisions authorizing or validating conclusive or discretionary determinations; (h) grants of setoff rights; (i) provisions for the payment of attorneys’ fees, where such payment is contrary to law or public policy; (j) proxies, powers and trusts; (k) provisions prohibiting, restricting or requiring consent to assignment or transfer of any agreement, right or property; (l) provisions for liquidated damages, default interest, late charges, monetary penalties, prepayment or make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty; (m) any provision permitting, upon acceleration of any indebtedness (including the Notes), collection of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon; (n) any provision of the Documents (as defined below) that refers to, incorporates or is based upon the law of any jurisdiction other than the State of New York or the United States; and (o) the severability, if invalid, of provisions to the foregoing effect.

With your consent, we have assumed (a) that the Indenture and the Notes (collectively, the “Documents”) have been duly authorized, executed and delivered by the parties thereto other than the Company, (b) that the Documents constitute legally valid and binding obligations of the parties thereto other than the Company, enforceable against each of them in accordance with their respective terms, and (c) that the status of the Documents as legally valid and binding obligations of the parties is not affected by any (i) breaches of, or defaults under, agreements or instruments, (ii) violations of statutes, rules, regulations or court or governmental orders or (iii) failures to obtain required consents, approvals or authorizations from, or make required registrations, declarations or filings with, governmental authorities.

We express no opinion as to the applicability of, compliance with or effect of, the law of any jurisdiction other than United States Federal law, the laws of the State of New York and, to the extent relevant to the opinions expressed herein, the General Corporation Law of the State of Delaware.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act. We hereby consent to the filing of this opinion as an exhibit to a Current Report on Form 8-K filed by the Company on the date hereof and its incorporation by reference into the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ McDermott Will & Emery LLP